EXHIBIT 23(b)
                         [KPMG Peat Marwick Letterhead]

         We consent to incorporation by reference in the Registration Statement on Form S-8 of Silver Diner, Inc. of our report dated March 28, 1996, relating to the consolidated balance sheets of Food Trends Acquisition Corporation and subsidiary as of December 31, 1995, and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1995 and the period from April 21, 1994 (inception) to December 31, 1994, which report appears in the Registration Statement on Form S-3 (File No. 333-09735)


                                            KPMG PEAT MARWICK LLP

Boston, Massachusetts
December 18, 1996